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                                                                    Exhibit 99.5

                                  CONSEP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Consep, Inc., an Oregon corporation (the "Company"), hereby appoints Volker G. Oakey and Walter C. Babcock, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders (the "Special Meeting") to be held at 9:00 a.m. local time, on Thursday, December 17, 1998 at 213 SW Columbia Street, Bend, Oregon 97702, and any adjournments or postponements thereof upon the matters listed herein.

         1. Approval and adoption of the Agreement and Plan of Merger, dated as of September 8, 1998, by and among the Company, Verdant Brands, Inc., a Minnesota corporation ("Verdant"), and Consep Acquisition Corp, Inc., an Oregon corporation and a wholly-owned subsidiary of Verdant ("Merger Sub"), and approval of the merger of Merger Sub into the Company.

                      FOR      AGAINST     ABSTAIN
                      ---      -------     -------

                      [ ]        [ ]         [ ]


         2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


           (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

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                          (CONTINUED FROM REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.



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                                         Typed or Printed Name(s)


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                                         Authorized Signature


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                                         Title or Authority, if Applicable


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                                         Date